EXHIBIT 2.3

                             AMENDMENT TO AGREEMENT

         THIS AMENDMENT (the "Amendment") dated as of March 23, 1998, is by and between Walsh International Inc., a Delaware corporation (the "Company") and Harris Trust Company of New York, as Rights Agents (the "Rights Agent").

                                   WITNESSETH:

         WHEREAS, the Company and the Rights Agent entered into an Agreement dated as of October 14, 1997, (the "Agreement");

         WHEREAS, the Company by action of its Board of Directors has decided to amend the definition of "Acquiring Person" in the Agreement as set forth more fully below and in accordance with the terms of the Agreement has so directed the Rights Agent.

                                    AGREEMENT

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Unless otherwise defined herein, terms used herein are as defined in the Agreement.

         2. The Agreement is hereby amended by inserting the following provision at the end of the definition of "Acquisition Person" in Section 1:

                  Notwithstanding the foregoing, Cognizant Corporation and any of its direct or indirect wholly-owned subsidiaries shall not be deemed to be an Acquiring Person if any one or more of such companies become a Beneficial Owner of 15 percent or more of the Common Shares of the Company pursuant to either the Merger Agreement of even date herewith among Cognizant Corporation, WAC Inc. and the Company or the Stock Option Agreement of even date herewith between Cognizant Corporation and the Company.

         3. From and after March 23, 1998, all references in the Agreement shall be deemed to be references to the Agreement as amended hereby.

         4. Except as modified or supplemented in connection herewith, the Agreement shall continue in full force and effect.

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         5. This Amendment may be executed in any manner of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Amendment is executed as of the date first set forth above.

WALSH INTERNATIONAL, INC.

By: /s/ Leonard R. Benjamin
    ----------------------------------
Name:  Leonard R. Benjamin
Title: Vice President

HARRIS TRUST COMPANY OF NEW YORK,
AS RIGHTS AGENT

By: /s/ Brian R. Sahlin
    ----------------------------------
Name:  Brian R. Sahlin
Title: Assistant Vice President

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